Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

Authentidate Holding Corp. Announces Registered Direct Offering of Approximately $4.1 Million

BERKELEY HEIGHTS, NJ - October 7, 2011 — Authentidate Holding Corp. (NASDAQ: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that it has entered into definitive agreements with institutional and accredited investors for a direct placement of $4,112,500 of common stock and warrants, at a unit price of $0.70 per share and warrant.

In the transaction, Authentidate will issue a total of 5,875,000 shares of common stock and common stock warrants to purchase up to 2,937,500 shares of common stock.

The warrants will be exercisable commencing on the six month anniversary of the date on which they are issued and have an exercise price of $1.00 per share. The warrants will expire on the 4 year anniversary of the initial exercise date.

The company expects to complete the offering on or about October 11, 2011. Proceeds from the offering will be used for working capital and general corporate purposes.

C.K. Cooper & Company, Inc. and Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News) served as co-placement agents for this offering.

The offering is being made pursuant to a prospectus supplement included as part of a shelf registration statement filed with the Securities and Exchange Commission that was declared effective on September 30, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the prospectus and prospectus supplement may be obtained from C.K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 700, Irvine, California 92612 and Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, New York 10020.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Our products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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